UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2011

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2011, Thomas J. Schlauch informed the Chief Executive Officer of Big 5 Sporting Goods Corporation (the “Company”) of his resignation, effective as of August 1, 2011, from his positions as Senior Vice President, Buying, of the Company and its subsidiary. The Company is in discussions with Mr. Schlauch regarding an agreement pursuant to which he can provide transition services and assist in special projects for the Company following his resignation.
The Board of Directors of the Company has appointed Boyd O. Clark to replace Mr. Schlauch, effective August 1, 2011, as Senior Vice President, Buying. Mr. Clark currently acts as the Company’s Vice President, Buying, a position which he has held for the last 12 years.

Item 7.01.	Regulation FD Disclosure.
The Company’s press release, dated June 7, 2011, regarding the matters described in Item 5.02 above is included as Exhibit 99.1 to this report. This release is furnished solely pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release, dated June 7, 2011, issued by Big 5 Sporting Goods Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 7, 2011

/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer